UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2012

Uranium Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(972) 219-3330
Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective September 28, 2012, Donald C. Ewigleben resigned as President, Chief Executive Officer, Chief Operating Officer and Director of Uranium Resources, Inc. (“URI” or the “Company”).

(c) and (e) Effective September 28, 2012, Terence J. Cryan was appointed Interim President and Chief Executive Officer of the Company.

Mr. Cryan has served as a director of the Company since October 2006. Mr. Cryan has over twenty-five years of experience in international business as an investment banker in the United States and Europe. In 2001, Mr. Cryan co-founded and presently serves as the Managing Director of Concert Energy Partners, an investment banking and private equity firm based in New York City. Prior to that, Mr. Cryan was a Senior Managing Director in the Investment Banking Division at Bear Stearns. Earlier in his career, Mr. Cryan was a Managing Director, Energy and Natural Resources Group Head and member of the Investment Banking Operating Committee at Paine Webber. Mr. Cryan joined Paine Webber following its acquisition of Kidder, Peabody in 1994. From 2007 to 2010, Mr. Cryan also served as President and CEO of Medical Acoustics LLC. Mr. Cryan has also been an adjunct professor at the Metropolitan College of New York Graduate School of Business and is a frequent lecturer at finance and energy and natural resources industry gatherings. Mr. Cryan holds a Master of Science degree in Economics from the London School of Economics and a B.A. from Tufts University. Mr. Cryan has served on the board of directors of Global Power Equipment Corp. Inc. since February 2008, has served on the board of directors of Gryphon Gold Corporation since August 2009 and was on the board of directors of The Providence Service Corporation from May 2009 to May 2011.

The Company will compensate Mr. Cryan at $1,500 per day/$7,500 per week during his service as Interim President and Chief Executive Officer.  The Company will also grant Mr. Cryan 50,000 shares of Restricted Stock under the Company’s Amended and Restated 2004 Directors Stock Option and Restricted Stock Plan (the “Plan”), with 50% of the restricted shares vesting immediately and 50% vesting upon the hiring by the Company of a new permanent President and Chief Executive Officer, and an Option to purchase 200,000 shares of the Company’s common stock under the Plan, with 25% of the option shares vesting on the 6-month anniversary of the grant, 25% on the 12-month anniversary of the grant, 25% on the 18-month anniversary of the grant and 25% on the 24-month anniversary of the grant.

A copy of the press release, dated September 20, 2012, announcing the resignation of Mr. Ewigleben and appointment of Mr. Cryan is furnished as Exhibit 99.1 hereto.

Item 8.01    Other Events.

On September 20, 2012, URI issued a press release announcing the resignation of Donald C. Ewigleben as President, Chief Executive Officer, Chief Operating Officer and Director of the Company, effective September 28, 2012, and the appointment of Terence J. Cryan as the Company’s Interim President and Chief Executive Officer.  A copy of that press release is furnished as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits

(d)      Exhibits

          Exhibit 99.1:       Press Release dated September 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated:	September 26, 2012	By:	/s/ Thomas H. Ehrlich
Name: Thomas H. Ehrlich
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1:	Press Release dated September 20, 2012